UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2025

Kinetik Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38048	81-4675947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2700 Post Oak Blvd., Suite 300 Houston, Texas	77056
(Address of Principal Executive Office)	(Zip Code)

(713) 621-7330

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

EPIC Sale

On August 30, 2025, Altus Midstream Processing LP, a Delaware limited partnership (“Altus”) and indirect subsidiary of Kinetik Holdings Inc. (the “Company”), Kinetik EC Holdco LLC, a Delaware limited liability company and indirect subsidiary of the Company (“Kinetik EC” and, together with Altus, the “Kinetik Sellers”), and, solely for the purposes set forth therein, Kinetik Holdings LP, a subsidiary of the Company, entered into a Purchase and Sale Agreement (the “EPIC Purchase Agreement”) with Rattler Midstream Operating LLC, a Delaware limited liability company (“Rattler”), Rattler OMOG LLC, a Delaware limited liability company (“Rattler OMOG” together with Rattler, the “Diamondback Sellers” and, the Diamondback Sellers together with the Kinetik Sellers, the “Sellers”), Plains BK Holdco LLC, a Delaware limited liability company (“Buyer”), and, solely for the purposes set forth therein, each of Plains All American Pipeline, L.P., a Delaware limited partnership, and Rattler Midstream LP, a Delaware limited partnership, pursuant to which the Sellers have agreed to sell all of their respective partnership interests in EPIC Crude Holdings, LP (“EPIC”), collectively representing 55% of the outstanding interests in EPIC, to Buyer for a total purchase price of approximately $1.8 billion (the “EPIC Sale”), consisting of approximately $1.6 billion of cash (subject to customary adjustments, including deductions for outstanding indebtedness) to be paid at closing (the “Purchase Price”) and an additional $192.5 million of contingent cash in the form of an earnout, payable upon the approval by the board of directors of the general partner of EPIC of one or more capital projects that achieve certain capacity expansion criteria (the “Earn Out”). Each of the Sellers will receive their pro rata share of both the Purchase Price and the Earn Out, if paid. After giving effect to all adjustments to the Purchase Price, it is expected that the Kinetik Sellers will collectively receive approximately $500 million of upfront cash consideration in exchange for their collective 27.5% interest in EPIC, as well as approximately $96 million attributable to the Earn Out. The EPIC Sale is expected to close in early 2026, subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the EPIC Purchase Agreement is qualified in its entirety by reference to the full and complete terms of the EPIC Purchase Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 2, 2025, the Company issued a press release announcing the EPIC Sale. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1 and is incorporated in this report by reference.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act, or the Exchange Act, regardless of the general incorporation language of such filing, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†*	Purchase and Sale Agreement, dated as of August 30, 2025, by and among Altus Midstream Processing LP, Kinetik EC Holdco LLC, Rattler Midstream Operating LLC, Rattler OMOG LLC, Plains BK Holdco LLC and, solely for the purposes set forth therein, each of Kinetik Holdings LP, Rattler Midstream LP and Plains All American Pipeline, L.P.

99.1	Press Release, dated September 2, 2025, issued by Kinetik Holdings Inc. (furnished solely for purposes of Item 7.01 of this Form 8-K).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(10)(iv), as applicable, of Regulation S-K. The Company agrees to furnish an unredacted, supplemental copy (including any omitted schedule or attachment) to the SEC upon request. Redactions and omissions are designated with brackets containing asterisks.

*

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2025

KINETIK HOLDINGS INC.

By:	/s/ Lindsay Ellis
Name:	Lindsay Ellis
Title:	General Counsel, Chief Compliance Officer and Corporate Secretary

3